EXHIBIT 10.20

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Dated: 5 June 2009

OXFORD IMMUNOTEC LIMITED

and

SHANGHAI FOSUN LONG MARCH MEDICAL

SCIENCE CO. LTD.

and

SHANGHAI XIN CHANG MEDICAL DEVICE CO. LTD.

DISTRIBUTORSHIP AGREEMENT

1

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONTENTS

OXFORD IMMUNOTEC LIMITED		1

SHANGHAI FOSUN LONG MARCH MEDICAL SCIENCE CO. LTD.		1

SHANGHAI XIN CHANG MEDICAL DEVICE CO. LTD.		1

DISTRIBUTORSHIP AGREEMENT		1

1	DEFINITIONS AND INTERPRETATION	4

2	APPOINTMENT	8

3	DISTRIBUTOR’S DUTIES	8

4	FORECASTS AND ORDERS	12

5	CHANGES TO THE PRODUCTS AND NEW PRODUCTS	13

6	PRICES AND PAYMENT	14

7	THE COMPANY’S DUTIES	15

8	LIMITATION OF LIABILITY	16

9	CONFIDENTIALITY	17

10	SUPPLEMENTARY CONDITIONS	17

11	INTELLECTUAL PROPERTY	18

12	PRODUCT LIABILITY AND INSURANCE	19

13	TERM AND TERMINATION	20

14	CONSEQUENCES OF TERMINATION OR EXPIRY	21

15	SUPERVENING LAWS AND FORCE MAJEURE	23

16	ASSIGNMENT	23

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17	MISCELLANEOUS	24

18	NOTICES	24

19	LANGUAGE AND LAW; DISPUTE RESOLUTION	24

SCHEDULES		27-35

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

This Agreement is made on the 5 day of June, 2009

Between

Oxford Immunotec Limited (registered number 4516079) whose registered office and principal place of business is at 94C Milton Park, Abingdon, Oxfordshire, OX14 4RY, UK (“the Company”), Shanghai Fosun Long March Medical Science Co. Ltd. (“Fosun Shanghai I”) (registered number Shanghai Joint-Venture 000422) whose registered office and principal place of business is both at 995 Xiang Yin Road, Shanghai, China, 200433 and Shanghai Xin Chang Medical Device Co. Ltd. (“Fosun Shanghai II”) (registration number 310110000477786) whose registered office is at Room 214 Suite 1, 1128 Ping Liang Road, Shanghai, China and whose principal place of business is at 995 Xiang Yin Road, Shanghai, China, 200433, (Fosun Shanghai I, Fosun Shanghai II jointly referred to as the “Distributors” and individually as the “Distributor”), together the parties (“the Parties”).

Whereas:

A.	The Company is engaged in the business of developing, producing, marketing and selling diagnostic systems;

B.	Fosun Shanghai II has assigned and transferred to the Company all of its rights and interest in the Marks by a Trademark Assignment Agreement dated 5 June 2009 (“TMAA”);

C.	The Distributors (or one or more Distributor Affiliates, as defined below) are currently in the process of completing Fosun Cancellation (as defined below);

D.	The Company has appointed Fosun Shanghai II as its attorney with a view to obtaining the PRC Registration by a Registration Agreement dated 5 June 2009 (“RA”);

E.	The Company wishes to appoint the Distributors to distribute tuberculosis diagnostic systems in the Territory (as defined below) upon the following terms and conditions; and

F.	The Distributors wish to distribute such tuberculosis diagnostic systems in the Territory and the Company is agreeable to the Distributors doing so upon the following terms and conditions.

IT IS AGREED as follows:

1	DEFINITIONS AND INTERPRETATION

1.1.	In this Agreement the following words and phrases shall have the following meanings unless the context requires otherwise:

1.1.1.	“this Agreement” shall mean this document, together with its schedules;

1.1.2.	“Business Day” shall mean any day of the week other than Saturday, Sunday, a bank or public holiday in England or a public holiday in China;

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1.1.3.	“Consumables” shall mean the accessories listed in Schedule 3 and such other accessories of the Company of which the Company may notify the Distributor in writing from time to time;

1.1.4.	“Contract Date” shall mean 5 June 2009;

1.1.5.	“Contract Year” shall mean the period of twelve months running from (and including) the date of the PRC Registration and each consecutive period of twelve months thereafter during the Term;

1.1.6.	“Distributor Affiliate” shall mean (i) any corporation or business entity of which the Distributor (meaning either individual Distributor named herein) has either (a) thirty (30%) or more of the ownership of the corporation or business entity or (b) thirty (30%) or more of the power to vote on or direct the affairs of the corporation or business entity and (ii) any individual who has either (a) thirty (30%) percent or more of the ownership of a Distributor or a Distributor Affiliate or (b) thirty (30%) percent or more of the power to vote on or direct the affairs of a Distributor or a Distributor Affiliate.

1.1.7.	“Fosun Cancellation” shall mean, with respect to manufacture of and sales of the Kits in China, the cancellation of any approval of, registration with, or pending application with PRC State Food and Drug Administration to manufacture and market the Kits in China in the name of either Distributor or any Distributor Affiliate;

1.1.8.	“Kits” shall mean kits of T-SPOT®.TB in vitro diagnostic assays for the detection of mycobacterium tuberculosis infection in humans (and the associated reagents), as described in the Specification, and any Replacement Kits from time to time;

1.1.9.	“Improved Kits” shall mean any new version of the Kits (that are not Replacement Kits, as defined below) developed by the Company which the Company markets and sells and which are improvements on the Kits;

1.1.10.	“Intellectual Property Rights” shall mean any patent, trademark, service mark, registered design, copyright, design right, database right, rights protecting confidential information, any applications for or rights to apply for or to be granted any of the above and any other intellectual property right recognised in any part of the world, whether or not now existing or applied for, and all accrued rights of action in respect of any such rights;

1.1.11.	“Minimum Quantities” shall mean the minimum number of Kits that must be purchased by the Distributor for delivery in each Year, as specified in Schedule 2;

1.1.12.	“New Consumables” shall mean any new, additional or substitute version of the accessories listed in Schedule 3 which the Company chooses to market in the Territory for use with the Kits, Improved Kits or Replacement Kits.

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1.1.13.	“New Products” shall mean product that is complementary to the Kits that the Company may develop and choose to market in the Territory during the Term of this Agreement;

1.1.14.	“Other Products” shall mean the Consumables, Improved Kits, Replacement Kits and the Readers;;

1.1.15.	“Price” shall mean the price of the Products payable by the Distributor to the Company as set out in the schedules

1.1.16.	“Products” shall mean the Consumables, Kits, Improved Kits, Replacement Kits and the Readers;

1.1.17.	“Readers” shall mean any equipment that may be developed and marketed by the Company for use in determining the results of the T-SPOT.TB test;

1.1.18.	“Registration” shall mean, with respect to marketing of and sales of the Kits (excluding Replacement Kits) in China, the approval of and registration with PRC State Food and Drug Administration to market the same in China (the “PRC Registration”), with respect to marketing of and sales of any Replacement Kits, the updated approval of and registration with PRC State Food and Drug Administration to market the same in China, as applicable (the “Replacement PRC Registration”), and with respect to marketing of and sale of the Kits in Hong Kong and Macau, as applicable the approval of and registration with the Pharmaceutical Service of the Department of Health to market the Kits in Hong Kong, and the approval of and registration with the Macau Department of Health to market the Kits in Macau, respectively, all in the name of the Company;

1.1.19.	“Replacement Kits” shall mean any diagnostic products which the Company designates as a new product superseding and replacing the Kits in the Company’s product line;

1.1.20.	“Specification” shall mean the specification of the Kits as set out in Schedule 6 and amended from time to time

1.1.21.	“Technology” shall mean all technical information (i) owned by or licensed to the Company and existing at the Commencement Date or (ii) originated or acquired by the Company during the Term of this Agreement relating to the Kits, Improved Kits, New Products, Replacement Kits and/or the Readers which is of a secret or confidential nature;

1.1.22.	“Term” shall mean a period starting from the date of PRC Registration and ending on the fifth anniversary of the date of PRC Registration;

1.1.23.	“Territory” shall mean the People’s Republic of China (“PRC”), which, for the avoidance of doubt, shall include Hong Kong and Macau Special Administrative Regions, but for the purposes of this Agreement shall exclude Taiwan;

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1.1.24.	“Trademarks” shall mean T-SPOT and Oxford Immunotec and such other marks as the Company notifies the Distributor in writing that it may use under this Agreement; and

1.2.	The headings to the clauses in this Agreement are for convenience and shall not affect the construction of the Agreement.

IA	CONDITIONS PRECEDENT

1A.1	Each of the Distributors hereby represents and warrants that (i) it has obtained and, if requested by the Company, provided the Company with true and complete copies of all approvals including PRC regulatory authorizations that are required for its entry into this Agreement and performance of its obligations hereunder; and (ii) the execution, performance and compliance by it with the terms of this Agreement, and the consummation of the transactions contemplated herein, do not and will not result in any violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either (a) a default under such Distributor’s charter documents or any contract, agreement or instrument to which such Distributor is a party or to which the assets or any portion thereof of such Distributor is subject, (b) an event which results in the creation of any lien, charge or encumbrance upon any assets of such Distributor, or (c) any violation of applicable law.

1A.2	The Distributors shall, and shall procure that the Distributor Affiliates shall, promptly undertake all such actions and execute all such instruments and documents as are necessary or desirable in order to (i) assign and transfer to the Company any rights held in the Trademarks by any Distributor Affiliate (including, but not limited to the execution and recordal of further assignment agreements in substantially the form of the TMAA), and/or (ii) to enable the Company to record the Trademark Assignment Agreement with the relevant authorities. Without limitation of the foregoing, the Distributors shall forthwith enter into any document necessary for the recording, registration or safeguarding of the Company’s Trademark rights with the Company in respect of the marketing of the Kits under the Trademarks in a form satisfactory to the Company.

1A.3	The Distributor shall, and shall procure that the Distributor Affiliates shall, use best efforts to complete the Fosun Cancellation as soon as possible following the date hereof and in any event no later than 31st July 2009.

1A.4	The Distributor shall, and shall procure that the Distributor Affiliates shall, use best efforts to obtain the PRC Registration in accordance with RA as soon as possible following the date hereof.

1A.5	Notwithstanding any provision to the contrary therein, the Distributor shall, and shall procure that the Distributor Affiliates shall, promptly terminate any and all existing distribution agreement(s) with the Company in relation to the Products by executing one or more termination agreements in form and substance satisfactory to the Company (“Termination Agreement”).

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1A.6	Sections 2 to 8 (inclusive), 10, 11.1 and 12.2 of this Agreement shall be conditional upon the Distributors’ full compliance with Sections 1A.2 to 1A.5 (inclusive) and shall not be binding or effective until the date the Distributors deliver to the Company each properly executed Termination Agreement in accordance with Section 1A.5 (the “Commencement Date”).

1A.7	In the event that the Distributors have not fully complied with Section 1A.1, 1A.2, 1A.3, 1A.5 or 1A.6 above by the date falling 30 days after the date hereof, the Company may terminate this Agreement forthwith by written notice without liability to either of the Distributors or any Distributor Affiliate.

2	APPOINTMENT

2.1.	Subject to the terms and conditions set out herein, the Company hereby appoints the Distributors jointly as its exclusive distributor of the Kits to the human diagnostic market in the Territory, except that the appointment in Hong Kong Special Administrative Region shall become non-exclusive on the third anniversary of the date of PRC Registration.

2.2.	Save as expressly set out in the RA, neither Distributor shall represent itself as an agent of the Company for any purpose nor pledge the Company’s credit or give any condition or warranty or make any representation on the Company’s behalf or commit the Company in any respect to any contracts or other obligations of any kind. Further, neither Distributor shall without the Company’s prior written consent make any promises or guarantees with reference to the Kits beyond those contained in the promotional material supplied by the Company or otherwise incur any liability on behalf of the Company.

3	DISTRIBUTOR’S DUTIES

3.1.	Subject to the applicable statutory requirements, each of the Distributors undertakes and agrees with the Company that it will at all times while this Agreement is in force observe and perform the terms and conditions of this Agreement and in particular will:

3.1.1.	use its best endeavours to actively introduce, promote, sell and support the Kits and, as applicable, Other Products on a continuing basis in the entire Territory; in particular the Distributor shall work with key opinion leaders in the Territory prior to Registration and conduct such clinical trials as are appropriate;

3.1.2.	not to resell Kits or Other Products outside the Territory;

3.1.3.	not for the period of this Agreement and for a period of 12 months after its termination either by itself or its officers, employees, agents, subsidiary or associated companies be concerned in or interested in the use, production, marketing, distribution, sale or other dealing in any goods in the Territory which are the same as or competitive with the Kits or Other Products, except where the Distributor is selling the competitive products prior to the Commencement Date, as expressly agreed by the Company and the Distributor;

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3.1.4.	not undertake commercialization or manufacturing activities of any kind in relation to the Kits or Other Products, other than as expressly permitted under this Agreement;

3.1.5.	allow the Company or its duly authorized agent full access to inspect the Products from time to time and if the Company reasonably deems any of the Products to have become not saleable as a result of any act or omission by the Distributor, such Products shall be disposed of by the Distributor strictly in accordance with the Company’s instructions, and Distributor shall, to the extent it has not previously done so, pay the Company the customer list price for each such Product;

3.1.6.	provide quarterly status reports as to the progress of the Registration application;

3.1.7.	will not make any promises or guarantees with reference to the Kits or any other Product other than (i) as set forth in the Company’s Conditions of Sale, as they may be amended by the Company from time to time (the current version of which is attached hereto as Schedule 4) and (ii) in Hong Kong where the Distributor may refer to the Kits CE mark and, when received and only when received, indicate that the PRC Registration has been duly granted by the PRC State Food and Drug Administration; and for the avoidance of doubt shall not promote the Kits for veterinary use;

3.1.8.	sell the Kits on the condition that customers use the Kits for human diagnostics only and without splitting up and selling separately the contents of any of the Kits and diligently take any action reasonably required by the Company (including without limitation, by applying specific labels or notices to Kits and/or their packaging) to ensure that customers fulfil these conditions;

3.1.9.	as required by the Company, submit written reports to the Company as at 31 March, 30 June, 30 September and 31 December of each year to be received by the Company within 10 working days after the due date showing details of sales by region, service stock, outstanding customer orders and orders placed by the Distributor with the Company still outstanding, changes to the forecast and any other information relating to the performance of its obligations under this Agreement that the Company may reasonably require from time to time.

3.1.10.	maintain on its own account an inventory of the Kits and Consumables at levels which are appropriate and adequate for the Distributor to meet all reasonable customer delivery requirements for the Kits throughout the Territory;

3.1.11.	keep full and proper books of account and records showing clearly all enquiries, quotations, transactions and proceedings relating to the Kits and Other Products;

3.1.12.	allow the Company, upon reasonable notice, access to its accounts and records relating to the Kits, the Kit stock and Other Products for the purpose of inspection;

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3.1.13.	insure at its own cost with a reputable insurance company all stocks of the Kits and Other Products as are held by it against all risks which would normally be insured against by a prudent businessman to at least their full replacement value;

3.1.14.	inform the Company immediately of any changes in ownership or control of the Distributor and of any change in its organisation or method of doing business which might affect the performance of the Distributor’s duties under this Agreement;

3.1.15.	comply with all relevant regulatory requirements in connection with the Distributor’s activities under this Agreement, including without limitation those relating to importation, promotion, sales, licenses, product recall, complaints, distribution and storage;

3.1.16.	immediately bring to the attention of the Company any improper or wrongful use of which the Distributor becomes aware of any patents or patent applications, registered designs, trademarks or trade names, including the Trademarks, relating to the Kits or any Other Product;

3.1.17.	comply with all reasonable advice of the Company relating to storage, safety precautions, security and maintenance of quality of the Kits and Other Products;

3.1.18.	maintain at its own expense trained personnel and storage facilities meeting the reasonable standards specified by the Company for the efficient storage, promotion and sale of the Kits and, as applicable, Other Products throughout the Territory;

3.1.19.	to the extent it is using electronic or digital copies of marketing material relating to the Kits supplied by the Company, as provided in Clause 7.1.4 hereof, use only the most current version of such materials; at the request of the Company to discontinue use of marketing materials with content no longer approved for use by the Company; to submit Chinese and English language versions of all new advertising and promotional schemes and material including copy and designs at an early stage as they relate to the marketing of the Kits and, as applicable, Other Products for the Company to comment upon and to arrive at a mutual agreement prior to publication or distribution;

3.1.20.	keep the Company informed of the distribution of the Kits and, as applicable, Other Products in the Territory on a regular basis, at least once every quarter, or as reasonably directed by the Company during the period of this Agreement and inform the Company of any information which it now has or which it may receive in the future which is likely to be of interest, benefit or use to the Company in relation to the marketing of the Kits and, as applicable, Other Products in the Territory;

3.1.21.	provide the Company with Chinese language artwork for labels in compliance with the Registration and with all other applicable regulations to vials, plates and boxes; further, provide the Company with artwork for Chinese language pack insert (which should be a complete and accurate translation of the English pack insert, amended to the necessary extent in order to comply with applicable PRC law) for the Company to insert to all Kits and, as applicable, to accompany Other Products offered for sale by the Distributor;

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3.1.22.	not act in any way which might prejudice the reputation of the Company or its Products;

3.1.23.	forward any customer complaint regarding the Kits or, as applicable, any Other Product to the Company within 3 Business Days of receipt. Such notification shall include the nature of the complaint, the lot number of the batch affected, and the date when the complaint was first observed and as much other relevant data as can be gathered. The Distributor shall respond to the customer as directed by the Company;

3.1.24.	maintain appropriate up-to-date and accurate records to enable the immediate recall of any batches of the Kits or any of them (or, as applicable, any Other Product) from any subsequent purchaser of the Kits or, as applicable, such Other Products. These records will include records of deliveries to customers (including details of lot and batch numbers, delivery date, name and address of customer, email address and telephone number and fax or telex number if available);

3.1.25.	immediately comply with all reasonable instructions from the Company related to the recall of any of the Kits (or, as applicable, any Other Products) or rectifying the Kits (or, as applicable, any Other Products) in the Territory;

3.1.26.	without the prior written consent of the Company, not delegate or sub-contract the performance of any of its obligations or assign any of its rights hereunder (but, for the avoidance of doubt and subject always to clause 3.1.2 and 3.1.8, the Distributor may sell Kits through agents or sub-distributors provided that, the Distributor shall (i) enter into an agreement with such agents and/or sub-distributors respectively, which shall be consistent with the terms and conditions of this Agreement, including without limitation clauses 2.2, 3.1.2 to 3.1.27 (inclusive), (ii) remain liable for any breach by of any such agent or sub-distributor of any obligation of a distributor under this Agreement and (iii) ensure that any agreement which the Distributor enters into with any agent or sub-distributor is co-terminus with this Agreement). The Company may waive the Distributor’s obligations under this 3.1.26 on a case-by-case basis at its sole discretion; and

3.1.27.	not to reverse engineer or otherwise attempt to manufacture copies or variants of the Kits or, as applicable, any Other Products, and not to manufacture, market, distribute or support any item that would be competitive with the Kits or any Other Products.

3.2.	Each Party hereby appoints the representative listed in this Clause 3.2 who shall have day-to-day responsibility for the management and performance of its obligations under this Agreement and for managing its relationship with the other Party (for this purpose, the Distributors are treated collectively as a Party)(each a “Representative”).

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Representative of the Company:

Jim O’Rafferty

Director, Sales EMEA & Asia

Oxford Immunotec Ltd,

94C Milton Park,

Abingdon, Oxfordshire,

OX14 4RY, UK

Fax: +44 (0)1235 442781

Representative of the Distributors:

Joel Y Zhang, MD. PhD.

Director of Business Development and Research and Development

Fosun Diagnostics

Fosun Pharmaceutic Ltd

955 Xiangyin Road, Shanghai 200433, China

Fax: 86-21-65347134

From time to time during the term of this Agreement, either Party may change its Representative by written notice to the other Party of the details, including contact details, of its new Representative.

The Parties shall procure that their respective Representatives shall regularly and, as frequently as deemed appropriate depending on market and business circumstances, but no less than once every quarter, unless Oxford Immunotec expresses the need for monthly meetings (in which case such meetings shall be held monthly), such expression of need to be renewed every quarter, meet by telephone to discuss the operation of this Agreement, or meet to discuss the same (if each Representative so agrees) in person.

4	FORECASTS AND ORDERS

4.1.

No later than 30th November in each Year (or such other date requested by the Company), the Distributors shall inform the Company in writing of their forecast of the number of each type of the Product (for the avoidance of doubt for Kits, Accessories and, as applicable, Readers, New Products and Replacement Kits) which it expects to order from the Company for delivery during the ensuing 12 month period commencing on 1 January (or such other date requested by the Company). The Distributor must inform the Company promptly if their forecasted requirements change as set out in 3.1.9. The Distributors will on or before the first day of each Quarter give the Company a written rolling forecast of Distributors’ requirements for Products and Consumables for the next twelve months. The quantities identified for the first quarter of each such forecast shall be accompanied by non-cancellable firm orders for such quantities and in the absence of accompanying firm orders, the forecast itself shall constitute a firm order of such quantities for that quarter; the quantities for the following nine months shall be a good faith estimate of Distributors’ requirements for such

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period. No term included in any firm order that is in any way inconsistent with the terms and provisions of this Agreement, including without limitation the Conditions of Sale, shall have any force or effect and the terms and provisions of this Agreement shall prevail. The Distributors shall collectively submit only one forecast for each quarter by the Distributors (and for avoidance of doubt, each Distributor shall not submit individual forecasts). Likewise, any change of forecast under Clause 3.1.9 shall only be submitted collectively by the Distributors. Notwithstanding the foregoing, in the event the Company receives more than one forecast from the Distributors for any period, it may elect, in its sole discretion, to treat the multiple forecasts as an aggregate firm order for the first quarter of the forecast and, in that event, the Distributors shall be liable to accept and pay for the aggregate quantity contained in the forecasts for such quarter.

4.2.	The Distributor shall submit all orders for Kits and Consumables in writing to the Company as set out in 4.1 above.

4.3.	Subject to clauses 3.1.9, 4.1 and 4.2, the Company undertakes to use reasonable endeavours to meet all firm orders for the Kits and Consumables placed by the Distributor in writing (including by fax) to the extent that the orders do not exceed the original quarterly forecast for such quarter provided under clause 4.1 and the Distributor agrees to purchase the Kits and Consumables for its own account for resale pursuant to this Agreement. In the event of a force majeure event, as further described in Clause 15.3 hereof, the Company may allocate to the Distributors an equitable portion of the Kits and, as applicable, the Other Products it has available for delivery and the Distributors agree to accept such a reduced, equitable allocation under such circumstances. For the avoidance of doubt the Distributor may purchase Consumables locally subject to clause 4.5 of this agreement.

4.4.	The Distributors shall place orders with the Company in each Contract Year that meet or exceed the Minimum Quantities for that Contract Year.

4.5.	If Distributors do not order Consumables from the Company for use with Kits and/or New Products, they shall supply to their customers (for use with the Kits and/or New Products) only those substitute consumables which the Company has validated for use with Kits and/or New Products (a list of which the Company will supply promptly after receiving a written request therefor). The Distributors shall be responsible for confirming the regulatory status of the Consumables and substitute consumables in the Territory.

5	CHANGES TO THE PRODUCTS AND NEW PRODUCTS

5.1.	The Company may, upon giving one month’s written notice to the Distributors:

5.1.1.	exclude from this Agreement any Kits that have been permanently discontinued; and

5.1.2.	make such changes as it deems fit to the Kits or the Product protocols subject to the regulatory requirements in the Territory.

5.2.	If the Company (a) develops New Products and chooses to market and sell them in the Territory, and/or (b) markets and sells new accessories which have utility with the Kits, it

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shall not unreasonably refuse to agree to such items being included as Products under this Agreement, subject to reaching agreement in writing with Distributors as to pricing and sales targets therefor and to satisfying any applicable regulatory approval requirements. For the sake of clarity, the addition of any New Products shall not affect the Minimum Sales of Kits required under Schedule 2 hereof. If requested by the Company, the Distributors shall use best efforts to obtain the Registration for such New Products as soon as possible.

5.3.	If the Parties cannot agree pricing for New Products within ninety (90) days of the Company notifying Distributors thereof, such New Products shall be deemed not to be Products under this Agreement and shall be excluded from this Agreement, provided however that the Company may not distribute the New Products in the Territory through another distributor under pricing and other terms and conditions better, when viewed in their entirety, than those offered to Distributors as a last bid during the Term. For the avoidance of doubt Distributors shall continue to be entitled to sell Products (but not New Products if agreement is not reached on the terms for the addition of New Products to this Agreement) during the Term of this Agreement.

5.4.	The Company shall reasonably promptly after determining it will be marketing and selling New Consumables (and will be able to sell them for use in the Territory) notify Distributors thereof and not unreasonably refuse to agree to such New Consumables from time to time being included as Products under this Agreement subject to reaching agreement in writing with Distributors as to pricing and other terms therefor.

6	PRICES AND PAYMENT

6.1.	The prices payable to the Company by the Distributors for the Kits are the prices shown in Schedule 1. The Company shall be entitled to increase the Kit prices on an annual basis in line with the UK Retail Price Index. Before implementing any increase, however, the Company will meet with the Distributors to review the pricing of the Kits including, without limitation, any proposed increases arising under the Company’s entitlement to increase the Kit prices on an annual basis in line with the UK Retail Price Index. This review will occur during the third quarterly meeting in each Contract Year, with the first meeting being December 2010.

6.2.	The Company may increase the prices applicable to Consumables as set out in Schedule 3 in each Contract Year (including the first Contract Year) by giving at least thirty (30 days prior written notice to Distributor. Such new prices will take effect at the end of the thirty (30) day notice period. The Distributor acknowledges that the Company has no control over the cost of the Consumables and that the Company shall be free to pass on any increase in the cost of Consumables.

6.3.	Delivery of ordered Kits, and Other Products shall take place Ex Works (lncoterms 2002). However, if requested by the Distributors, the Company shall arrange carriage, insurance and freight of ordered Kits, Other Products to the Distributors’ premises on the Distributors’ behalf and at the Distributors’ risk and cost.

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6.4.	The Distributors must bear any and all expenses, costs and charges incurred by themt in the performance of their obligations under this Agreement, except those, if any, that the Company has previously expressly agreed to bear.

6.5.	The Company may invoice upon delivery. Unless the Parties agree otherwise the Distributors shall pay the full amount invoiced to them by the Company in EUROS (unless the parties have first agreed an alternative currency and, in such case, subject to agreement on currency conversion rates and exchange rate risks) within 30 days of delivery of the Products ordered.

6.6.	The Distributors shall not be entitled by reason of any set-off, counter-claim, abatement, or other similar deduction to withhold payment of any amount due to the Company.

6.7.	The Distributors shall be responsible for the collection, remittance and payment of all taxes, charges, levies, assessments and other fees of any kind imposed by governmental or other authority in respect of the purchase, sale or other distribution of the Products.

6.8.	The Company reserves the right to decline to accept any further order for the Kits or Other Products and to refuse shipment of any order for the Kits or Other Products if any payment due to the Company under the terms of this Agreement is not made within 10 days of that payment becoming due.

6.9.	Without prejudice to any other right or remedy, if a Party fails to pay any amount due under this Agreement, it shall pay interest on the unpaid amounts at a rate of four per cent per annum above the base rate from time to time of Barclays Bank plc (or, if such rate is not published or is otherwise unavailable, the Bank of England’s base rate) from the due date until the date of receipt of payment by the other Party (both before and after judgment).

6.10.	In the event that the exchange rate between RMB (YUAN) and Euro published at 12:00 noon China time by the People Bank of China on the relevant date changes by more than 20% in either direction compared to the exchange rate on the Contract Date, the Parties agree to meet to discuss in good faith if any change to transfer price and/or Minimum Quantities (as set forth in the schedules) is appropriate. Nothing contained herein shall obligate any Party to agree to any change of pricing or Minimum Quantity.

7	THE COMPANY’S DUTIES

7.1.	The Company undertakes and agrees with the Distributors that it will observe and perform the terms and conditions set out in this Agreement and in particular will:

7.1.1.	supply such of the Technology to the Distributors which in the Company’s sole but reasonable discretion is necessary to enable the Distributors to apply for the Registration, to label the Kits subject to 3.1.21 and to distribute the Kits effectively and to carry out its duties under this Agreement;

7.1.2.	make available without charge to the Distributors reasonable technical assistance including the results of all clinical trials conducted by the Company on the Products to assist the Distributors to distribute the Products;

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7.1.3.	make available suitable personnel for reasonable periods for the training of suitably qualified personnel of the Distributors concerning the nature and use of the Products. The Distributors shall be responsible for all costs and expenses of this training (including without limitation all out-of-pocket expenses for any Company personnel that travel to China to assist with training) unless otherwise agreed in writing;

7.1.4.	inform the Distributors of details of advertising and promotional programs relating to the Kits and, as applicable, Other Products and supply the Distributors with reasonable electronic or digital copies of advertising and promotional material relating to the Kits and, as applicable, Other Products without charge so that the Distributors can produce literature in Mandarin for the Territory at the Distributors’ expense;

7.1.5.	approve or give reasons for any disapproval in relation to any material submitted pursuant to clause 3.1.19 within 28 days of receipt;

7.1.6.	participate with the Distributors in fairs and exhibitions in the Territory, where previously agreed;

7.1.7.	at the Company’s sole discretion provide adequate numbers of Kits to the Distributors at no cost to enable the Distributors to obtain the Registration pursuant to RA, provided that the Distributors may not transfer such Kits to any other person or entity without the express prior written consent of the Company, which consent may be subject to reasonable conditions;

7.1.8.	provide the Distributors with such data as may be reasonably requested that are in the possession of the Company to support the Registration procedure in the Territory.

8	LIMITATION OF LIABILITY

8.1.	Nothing in these conditions will operate to exclude or limit the liability of the Company for death or personal injury arising out of its negligence or for its fraud in any way whatsoever.

8.2.	Subject to clause 8.1, under no circumstance will the Company have any liability (whether in contract, tort (including negligence) or otherwise) under or in connection with this Agreement for:

8.2.1.	indirect, special or consequential losses of any nature;

8.2.2.	wasted or lost management time or time of other employees, loss of profits, contracts or business, loss of goodwill or loss of anticipated savings; or

8.2.3.	any increased costs or expenses.

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8.3.	Subject to clause 8.1, the Company’s maximum total liability (whether in contract, tort (including negligence) or otherwise) under or in connection with this Agreement, will not exceed £25,000.

8.4.	The express terms of this Agreement are in lieu of all warranties, conditions, terms, representations, undertakings and obligations implied by statute, common law, custom, trade usage, course of dealing or otherwise, all of which are excluded to the fullest extent permitted by law.

9	CONFIDENTIALITY

9.1.	Each party agrees and undertakes that after execution of this Agreement it will keep confidential and will only use for the purposes of this Agreement nor without the prior written consent of the other party disclose to any third party (other than as required by law or a body of competent jurisdiction) all information of a confidential nature whether written or oral (including the terms of this Agreement, the Technology, other trade secrets and information of commercial value) which may become known to that party from the other party (“confidential information”). Notwithstanding the foregoing, the Company shall be entitled to disclose any information from one Distributor to the other Distributor without any liability hereunder. The obligations of confidentiality and non-use set forth in this Agreement shall not apply to any portion of the confidential information which was public knowledge or already known to that party at the time of disclosure or subsequently becomes public knowledge other than by breach of this Agreement or subsequently comes lawfully into the possession of that party from a third party. For this purpose, a distributor shall not be deemed to have received information from a third party if the source of information is, directly or indirectly, the other Distributor.

9.2.	To the extent necessary to implement the provisions of this Agreement each party may disclose the confidential information to those of its officers, employees, sub-contractors and agents as may be reasonably necessary or desirable in order to accomplish the matters contemplated by this Agreement; provided that before any such disclosure each party shall (i) make those persons aware of their obligations of confidentiality under this Agreement and secure the written agreement of those persons to protect the confidentiality of such information and (ii) at all times procure compliance by those persons with such confidentiality obligations.

10	SUPPLEMENTARY CONDITIONS

10.1.	The Company’s conditions of sale, as they may exist from time to time (the “Conditions of Sale”) (the current version of which is attached at Schedule 4) will apply to all supplies of Kits and Consumables by the Company to the Distributors under this Agreement. If there is any inconsistency between the Conditions of Sale and the rest of the terms of this Agreement, the latter will prevail.

10.2.	Supply of Other Products by the Company shall be conditional on and subject to the Distributors or the Distributors’ customer entering into a separate written agreement with the Company. If there is any inconsistency between that agreement and the rest of the terms of this Agreement, the former will prevail.

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11	INTELLECTUAL PROPERTY

11.1.	The Company hereby grants to Fosun Shanghai I and Fosun Shanghai II (“Licensees”) the co-exclusive right, along with the Company, in the Territory to use the Trademarks solely in the promotion, advertisement and sale of the Kits in strict accordance with the terms of and for the duration of this Agreement. The Licensees shall undertake all such actions and execute all such instruments and documents as are necessary or desirable in order to register or give effect to the license of the Trademarks pursuant to any applicable law.

11.2.	The Kits shall be sold under the Trademarks and on all containers and advertisements for the Kits the symbol ® shall be used in conjunction with the registered Trademarks or “TM” in conjunction with any Trademark applications in the Territory.

11.3.	All representations of the Trademarks which the Licensees propose to use shall first be submitted to the Company for, and shall not be used by Licensees without, the Company’s prior written approval.

11.4.	The Distributors shall not, without the prior written consent of the Company, alter or make any addition to the labelling or packaging of the Kits displaying the Trademarks, and shall not alter, deface or remove in any manner any reference to the Trademarks, any reference to the Company or any other name attached or affixed to the Kits or their packaging or labelling other than to add the Distributor’s name and contact details, or as otherwise may be required by applicable law in order to comply with the Registration.

11.5.	The Company makes no representation or warranty neither as to the validity or enforceability of the Trademarks nor as to whether the same infringe upon any intellectual property rights of third parties in the Territory.

11.6.	Trademark infringement

11.6.1.	Each party shall promptly give notice in writing to the other in the event that it becomes aware of:

11.6.1.1.	any infringement or suspected infringement within the Territory of the Trademarks or any other intellectual property rights in or relating to the Products; and

11.6.1.2.	any claim that any Product or the manufacture, use, sale or other disposal of any Product within the Territory, whether or not under the Trademarks, infringes the rights of any third party.

11.6.2.	In the case of any matter falling within clause 11.6.1.2:

11.6.2.1.	the Company shall in its absolute discretion determine what action, if any, shall be taken in respect of the matter;

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11.6.2.2.	the Company shall have sole control over and shall conduct any action as it shall in its discretion deem appropriate;

11.6.2.3.	the Company shall pay all costs in connection with that action and shall be entitled to all damages and other sums which may be paid or awarded as a result of any such action; and

11.6.2.4.	the Distributors shall, at the request and expense of the Company, provide all reasonable assistance to the Company (including but not limited to the use of its name in or being joined as a party to proceedings) in connection with any action to be taken by the Company pursuant to this clause provided that that Distributor is given such indemnity as it may reasonably request against any damage to its name.

11.7.	As between the Company and the Distributors, the Distributors acknowledge and accept that the Company is the owner of all of the Intellectual Property Rights in and in connection with the Products, including without limitation the Technology and the Trademarks, and the Distributors shall not represent in any way that they, or either of them, has any right or title to the ownership of such Intellectual Property Rights.

12	PRODUCT LIABILITY AND INSURANCE

12.1.	Each of the Distributors shall, immediately after it becomes aware of any liability incurred by the Distributors in respect of damage to property, death or personal injury arising from any fault or defect in the materials or workmanship of the Kits or, as applicable, of any Other Products and any reasonable costs, claims, demands and expenses arising out of or in connection with that liability (a “Relevant Claim”):

12.1.1.	immediately give notice to the Company of the details of the matter;

12.1.2.	afford access to the Company and permit copies to be taken of any materials, records or documents as the Company may require to take action under clause 12.1.3;

12.1.3.	allow the Company the exclusive conduct of any proceedings and/or take whatever action at Company’s sole cost, as the Company shall direct to defend or resist the matter, including the use of professional advisers nominated by the Company; and

12.1.4.	not admit liability or settle the matter without the written consent of the Company.

12.2.	The Company shall maintain product liability insurance for the Term of this Agreement of not less than £1,000,000.00 in aggregate per annum with a reputable insurer and shall provide a copy of the insurance policy and proof of payment of the current premium to the Distributors upon request by the latter.

12.3.

The Distributors undertake to maintain appropriate up-to-date and accurate records in compliance with the Company’s quality assurance procedures as amended from time to time to enable the immediate recall of any batches of the Kits or any of them or, as applicable, any

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Other Product from the retail and/or wholesale markets. These records shall include records of deliveries to customers (including details of batch numbers, delivery date, name and address of customer, and telephone number and fax or telex number if available).

12.4.	The Distributors shall, at the Company’s cost, give such assistance as the Company shall require for the purpose of recalling as a matter of urgency any quantities of the Kits or any of them or, as applicable, any Other Products from the retail and/or wholesale market.

13	TERM AND TERMINATION

13.1.	This Agreement shall commence on the Contract Date and continue for the Term subject to the provisions for earlier termination contained in this Agreement. Provided this Agreement has not been terminated, as provided for herein, prior to the scheduled end of the Term (5 years after the date of registration with the PRC), the Distributors shall have the option to extend this Agreement, subject to mutually acceptable terms and conditions being agreed. Notice of the Distributors’ exercise of the option to extend shall be given between no earlier than six (6) months prior to the scheduled end of the Term and no later than three (3) months prior to the scheduled end of the Term, Upon the giving of such notice, the parties agree to promptly commence discussions on acceptable terms and conditions for renewal. For avoidance of doubt, the Distributors shall have the option to extend only at the end of the initial five (5) year Term.

13.2.	Without prejudice to any other rights to which it may be entitled, either party may give notice in writing to the other terminating this Agreement with immediate effect if:

13.2.1.	the other party commits any material breach of any of the terms of this Agreement if irremediable or if such a breach is remediable fails to remedy that breach within 30 days of that party being notified in writing of the breach;

13.2.2.	if an order is made or a resolution is passed for the winding up of the other party or if an order is made for the appointment of an administrator to manage the affairs, business and property of the other party or if a receiver is appointed of any of the other party’s assets or undertaking or if circumstances arise which entitle the Court or a creditor to appoint a receiver or manager or which entitle the Court to make a winding-up order or if the other party takes or suffers any similar or analogous action in consequence of debt.

For purposes of this Clause 13.2, the Distributors shall be treated as one party, provided that the Company shall have the right to terminate for a breach under clause 13.2.1 by either Distributor or if a condition described in Clause 13.2.2 occurs with respect to either Distributor.

13.3.	Without prejudice to any other rights to which it may be entitled, the Company may give notice in writing to the Distributors terminating this Agreement with immediate effect if:

13.3.1.	the Distributors fail to pay any sum due under this Agreement within 30 days following its due date;

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13.3.2.	there is a change of control (in the sense of the ability to direct the affairs of the Distributor whether by virtue of the ownership of shares, contract or otherwise) of either Distributor or any affiliate that controls either Distributor;

13.3.3.	either Distributor purports to assign its rights or obligations under this Agreement without the Company’s consent in accordance with clause 16;

13.4.	13.4 The parties will meet to discuss the PRC Registration in March 2010. If after 31 March 2010 either the Distributors or the Company at their sole discretion do not foresee a strong likelihood that the PRC Registration will be granted within a reasonable period of time or at all then either the Distributors or the Company at their sole discretion may Terminate the Distributorship Agreement. A termination by either Distributor under this clause shall constitute a termination by both Distributors.

13.5.	The Company, in its sole discretion, may terminate the Distributorship Agreement if the Distributors fail in any Contract Year following PRC Registration to purchase the Minimum Quantity as set out in Schedule 2 for that Contract Year.

13.6.	In determining whether Distributors have satisfied the Minimum Quantity purchases for any given Contract Year, each Contract Year shall be treated on a separate basis. Any purchases which exceed the Minimum Quantity purchases in any Contract Year may not be applied to offset any deficiencies in the Minimum Quantity purchases for the prior or subsequent Contract Year. Notwithstanding the foregoing, in view of the fact that calendar quarters will not likely match Contract Year quarters, any order placed by Distributors with the Company for delivery during a calendar quarter which spans two Contract Years shall be counted as a purchase in the earlier Contract Year to the extent that the Minimum Quantity purchase obligation has not yet been met for such Contract Year or, to the extent that the minimum for that Contract Year has already been satisfied, the order will be counted towards the Minimum Quantity obligation of the latter Contract Year. A firm order for Kits will be treated as a purchase even though delivery has not yet been made (so long as some portion of the Contract Year quarter spans the calendar quarter when delivery is due. Likewise, to satisfy the Minimum Purchase obligations, it is not necessary that the Distributors have fully paid the purchase price therefor during the Contract Year in question. If the Company is unable, due to a force majeure event, to deliver the full quantity of Kits ordered by the Distributors, and such inability of the Company results in a shortfall in Distributors’ Minimum Quantity purchases in a Contract Year, the company shall not be entitled to terminate this Agreement based on that shortfall.

14	CONSEQUENCES OF TERMINATION OR EXPIRY

14.1.	Upon the expiration of this Agreement or the termination of this Agreement from any cause:

14.1.1.	the Distributors shall promptly return to the Company or otherwise dispose of as the Company may require the Technology and all other documents, papers and materials whatsoever in the possession, power, custody or control of the Distributors relating to the Products, the Company’s Intellectual Property or the business of the Company;

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14.1.2.	the Distributors shall promptly return to the Company or otherwise dispose of as the Company may require all advertising and promotional material in the possession, power, custody or control of the Distributors relating to the Kits or, as applicable, Other Products as far as they have been made available to the Distributors by the Company free of charge;

14.1.3.	in respect of any stocks of Kits or, as applicable, Other Products held by the Distributors upon termination the Distributors shall continue to have the right for the next six months following termination to distribute the Kits (or, as applicable, Other Products) for sale in the Territory on the terms and conditions of this Agreement;

14.1.4.	without prejudice to the provisions of Clause 14.1.3 above the Distributors shall cease to hold themselves out as having any right to distribute the Kits or, as applicable, Other Products;

14.1.5.	subject to clause 14.1.3, all other rights and licenses of the Distributors under this Agreement shall terminate;

14.1.6.	the termination of this Agreement shall not of itself give rise to any liability on the part of the Company to pay any compensation to the Distributors for loss of profits or goodwill;

14.1.7.	if the termination shall occur before the PRC Registration, then (subject to clause 14.1.3) the Distributors: (i) shall use its best efforts to procure the Fosun Cancellation as soon as possible and in any event no later than thirty (30) days from the date thereof; and (ii) undertakes to immediately cease all distribution of (and shall not authorise, permit or suffer any third party to manufacture or distribute) any Kits; and

14.1.8.	the Distributors shall procure the compliance of all agents, sub-contractors and Distributor Affiliates with the termination obligations of Distributors hereunder.

14.2.	The Company shall be entitled to cancel all orders placed by the Distributors prior to the termination date, whether or not such orders have been accepted by the Company, without incurring any liability of whatsoever nature to the Distributors.

14.3.	Notwithstanding anything contained elsewhere in this Agreement, the provisions of clauses 1, 3.1.3, 3.1.22, 8, 9, 14, 18 and 19 shall survive the expiry or termination of this Agreement howsoever caused and shall continue thereafter in full force and effect.

14.4.	Termination shall not affect the accrued rights of the parties arising in any way out of this Agreement as at the date of termination.

14.5.	All rights granted to the Distributors in respect of the Trademarks (if any) shall immediately terminate and the Distributors shall forthwith cease to use and not recommence use of the Trademarks worldwide;

14.6.	To the maximum extent permitted by the applicable law, upon the expiration or termination of this Agreement, Distributors shall not under any circumstances be entitled to

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compensation or damages of any kind, whether on account of the loss by Distributors of present or prospective sales, investments, compensation or goodwill. Each of the Distributors, for itself and on behalf of each of its employees, agents. sub-contractors and representatives, hereby waives any rights which may be granted to it or them under the laws and regulations of the Territory, including, without limitation, any claim for compensation or indemnification (a) for its loss of business or goodwill, (b) based on unjust enrichment to the Company and (c) with respect to any damage incurred by it or by them as a result of termination of its rights under this Agreement. Distributors shall indemnify and keep indemnified the Company from and against all Losses incurred as a result of, or in connection with, any claim by or liability to Distributors or any employee, agent, sub-contractor or representative of Distributors under any applicable agency, termination, employment, social security or other similar applicable laws.

15	SUPERVENING LAWS AND FORCE MAJEURE

15.1.	The rights and obligations of the parties under this Agreement shall be subject to all applicable laws, orders, regulations, directions, restrictions and limitation of governments or other bodies.

15.2.	If any other law, order, regulation, direction, restriction or limitation or any treaty or other international agreement or the juridical construction of any of them shall, after the Commencement Date, substantially alter the relationship between the Company and the Distributors or the balance of advantages derived from such relationship then, at the request of the adversely affected party, the Company and the Distributors agree to negotiate in good faith to modify this Agreement to restore the situation if practicable or to compensate for such alteration if not. Should they fail to reach such agreement within three months after the request has been received by the party not affected, either the Company or the Distributors may terminate this Agreement forthwith without incurring any liability.

15.3.	If there is any total or partial failure of performance by any party by any cause whatsoever beyond the reasonable control of the party (a force majeure event) then once the cause has been notified by that party to the other such failure shall not be deemed to be a breach of this Agreement which shall continue in suspense or in partial performance for the period during which such cause exists. If the cause of such suspension or partial performance continues for a period of more than three (3) months and substantially effects the operation of the Agreement then the Company or the Distributors not claiming relief under this Clause shall be at liberty to terminate this Agreement on giving to the other 90 days notice of its intention to do so and this Agreement shall terminate on expiration of such notice period.

16	ASSIGNMENT

The Distributors shall not assign, transfer, sub-contract or in any manner convey the benefit of this Agreement to any person or persons whatsoever without the prior written consent of the Company. The Company may assign this Agreement in connection with a merger, consolidation, or a sale or transfer of all or substantially all of the assets to which this Agreement relates.

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17	MISCELLANEOUS

17.1.	This Agreement supersedes all prior agreements, negotiations and discussions between the parties relating to it. Each party acknowledges that in entering into this Agreement it is not relying upon any prior written or oral term sheet, letter agreement, draft, assurance, promise or any other prior arrangement of any nature. All schedules are incorporated herein by reference.

17.2.	This Agreement shall not be varied, amended or supplemented except in writing, executed by the duly authorised representatives of both the Company and the Distributors.

17.3.	The failure of either the Company or the Distributors at any time to enforce the terms and provisions or conditions of this Agreement shall not be construed as a waiver of the same or the right of such party to enforce the same.

17.4.	The obligations of Fosun Shanghai I and Fosun Shanghai II hereunder are joint and several.

18	NOTICES

Any notice to be given under this Agreement must be in writing, may be delivered to the other party by any of the methods set out in the left hand column below and will be deemed to be received on the corresponding day set out in the right hand column.

Method of service	Deemed day of receipt

By hand	The day of delivery

By pre-paid international business post / courier	The fourth Business Day after posting

By fax (provided the sender’s fax machine confirms complete and error-free transmission to the correct fax number)	The next Business Day after sending.

The parties’ representatives for the receipt of notices are as follows (until altered by notice given in accordance with this clause):

For the Company:	For the Distributors
Chief Executive Officer	Mr. Joel Y Zhang
Fax number: +44 1235 - 442781	Fax number: +86 21 6534 7134

19	LANGUAGE AND LAW; DISPUTE RESOLUTION

This Agreement is written in the English language and the construction, validity and performance of this Agreement shall be governed by English law. All notices permitted or required by this Agreement, and all reports, forecasts and other exchanges between the Parties shall be in English, except to the extent otherwise expressly provided in.

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Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one Party hereto has delivered to the other Party hereto a written request for such consultation. For purposes of the dispute resolution provisions of this Agreement, the Distributors shall be considered to be one Party. If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either Party with notice to the other Party. The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be three arbitrators. Each of the Parties shall select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. The Chairman of the Centre shall select the third arbitrator, who shall be qualified to practice English law. The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the Centre in effect at the time of the arbitration. The arbitrators shall decide any dispute submitted by the Parties to the arbitration strictly in accordance with English law. The award of the arbitration tribunal shall be final and binding upon the Parties, and any Party may apply to a court of competent jurisdiction for enforcement of such award. Each Party shall cooperate and use their respective best efforts to take all actions reasonably required to facilitate the prompt enforcement in the PRC or in any other jurisdiction of any arbitration award made by the tribunal. A Party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

Signature Page Follows

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IN WITNESS that this Agreement has been executed by duly authorized officers of the parties to the Agreement the day and year first above written.

For and on behalf of Oxford Immunotec Limited

Signature:	/s/ Dr Peter Wrighton-Smith

Name:	Dr Peter Wrighton-Smith

Title:	CEO

Date:	5th June 2009

Place:	Abington

For and on behalf of Shanghai Fosun Long March Medical Science Co. Ltd.

Signature:	/s/ Mr Zhu Yao Yi

Name:	Mr Zhu Yao Yi

Title:	Chairman

Date:	2009-6-10

Place:	Shanghai

For and on behalf of Shanghai Xin Chang Medical Device Co. Ltd.

Signature:	/s/ Mr Zhu Yao Yi

Name:	Mr Zhu Yao Yi

Title:	Chairman

Date:	2009-6-10

Place:	Shanghai

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 1

Price of the T-SPOT.TB 24 test assay kit -TB-300 is [***] per kit, exclusive of VAT.

All sales under this Agreement shall be made EXW (Incoterms 2002) Oxford Immunotec’s principal manufacturing facility in Oxfordshire, United Kingdom.

The Price of Kits shall be adjusted at the end of each Contract Year in accordance with Clause 6.1 of the Distributorship Agreement

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 2

Minimum Quantities

The Distributors’ minimum required purchases from the Company shall be as follows:

Contract Year	Quantity of Kits
First Year *	[***	]
Second Year	[***	]
Third Year	[***	]
Fourth Year	[***	]
Fifth Year	[***	]

Note: * The First Contract Year shall start from the date of PRC Registration and each subsequent year shall start from the anniversary of the date of registration. For the avoidance of doubt, a Contract Year in this Schedule 2 shall mean a duration of 365 days from the respective start date.

If any other Product (other than Consumables) becomes available for the Distributors’ purchase under this Agreement, the Parties agree to negotiate in good faith to establish appropriate Minimum Quantity purchase obligations for each such Product.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 3

Consumables

Item	Product Code	Pack size	Price 2009
CPT Tubes 4ml	CPT.460	60	[***	]
CPT Tubes 8ml	CPT.860	60	[***	]
AIM V	AV.200/50	1 x50 ml	[***	]
AIM V	AV.200/500	1 x 500 ml	[***	]

Prices for any Other Product which becomes available for the Distributors to purchase under this Agreement shall be agreed between the Parties from time to time

All prices shown for the Consumables listed above are EXW (ex-works) under Incoterms 2002.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 4

Conditions of Sale

1. The Contract

The only terms and conditions of contract between Oxford Immunotec Ltd (“the Seller”) and the Purchaser shall be those set out below unless other terms are expressly accepted in writing by an authorized employee of the Seller. For the avoidance of doubt, any translation of these terms is for information only and in the event of any inconsistency, the English language version shall prevail.

2. Specifications and measurements

All statements (whether written or oral), descriptions, drawings, sketches, photographs, illustrations, diagrams, or specifications concerning the goods made or given by or on behalf of the Seller before contract, whether in catalogues, brochures, leaflets, price lists, websites or otherwise, are for the purpose of information and guidance only.

3. Prices

(1) All goods will be supplied ex works at the price and the Value Added Tax (“VAT”), business or other sales or similar relevant tax rate ruling on the date of dispatch required to be prepaid by the Seller. All other taxes, import duties, customs and other similar taxes or charges are payable by the Purchaser.

(2) All prices shown in catalogues, leaflets or brochures, are net ex works prices exclusive of VAT or other tax, and are for guidance only. The Seller reserves the right to vary such prices at any time in its absolute discretion.

(3) Quotations will remain open for acceptance by the Purchaser within the period stated in the quotation or, if no period is stated, within 30 days of the date of the quotation irrespective of when the quotation is received by the Purchaser.

(4) Where an order is placed for goods having a total invoiced value (excluding VAT or other sales or similar relevant tax and any additional transport, insurance, packing and/or additional costs) of less than £50 the Seller reserves the right to make an additional charge of £10.

(5) The Seller reserves the right to make an additional charge to cover the cost of necessary specialized packaging used in the dispatch of the goods.

(6) All quoted or invoiced prices are quoted and invoiced net of all withholding, VAT and all other sales or similar relevant tax and include the following non-negotiable charges which will apply in all cases without exception: a) [***]% of the invoiced price shall be attributable to packing and packaging materials. b) [***]% of the invoiced price shall be attributable to training. c) [***]% of the invoiced price shall be attributable to technical support. d) [***]% of the invoiced price shall be attributable to customer service activities. e) [***]% of the invoiced price shall be attributable to product liability insurance.

4. Payment

(1) Payment of the full price (plus any withholding, VAT or other sales or other similar tax) and any additional transport, insurance, packaging and/or additional costs must be made within 30 days of the invoice date. Thereafter the Seller shall be entitled to recover interest on any unpaid amounts at 2% above the Base Rate of HSBC plc ruling at the date the purchase price is due, or at such rate as specified by The Late Payment of Commercial Debts (Interest) Act 1998 if higher. In the event that any withholding tax is payable in relation to a sale, the amount payable by Purchaser to Seller shall

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

be increased such that the net amount received by the Seller shall be equal to the original price prior to withholding and Purchaser shall properly account to the relevant tax authorities for the amount withheld.

(2) The Seller reserves the right to: (a) require pre-payment, (b) refuse to ship until full payment is received, and/or (c) refuse to supply.

(3) The Seller shall be entitled to increase the price to recover any additional costs arising from variation or delay in delivery occasioned by the Purchaser’s instructions.

5. Delivery

(1) The Seller undertakes to use its reasonable endeavors to deliver by specified delivery dates. However, in all cases delivery dates are estimates only. The Purchaser shall not be entitled to cancel any order or to delay or refuse to make payments should delivery be made after the specified delivery date.

(2) Unless otherwise specified, for all orders for delivery outside of Europe will be ex works with:

(a) The packaging costs, dock and airport dues, port rates and customs entry, freight, insurance, agency fees and other charges which may be incurred being chargeable to and payable by the Purchaser

(b) The Purchaser shall be responsible for complying with any legislation or regulations governing the importation of the goods into the country of destination and for the payment of any duties.

(3) The Seller shall be entitled to make delivery of goods in installments and the Purchaser shall be obliged to pay for each installment in accordance with the Seller’s usual terms.

(4) Claims for shortages or damage to goods before risk passes, must be made in writing within 14 days of receipt failing which proper delivery and acceptance shall be conclusively presumed to have been made.

(8) The Seller reserves the right to designate minimum order quantities and/or minimum handling charges for any products.

6. Conditions, Warranties and Seller’s Liability

(1) Subject to fair wear and tear, Seller warrants that the goods shall be free from defects in materials and workmanship. The foregoing warranty does not apply to any goods which have been subject to improper use, storage, operating or maintenance instructions. Seller undertakes to replace, or at its sole discretion, repair free of charge to the Purchaser any goods which the Purchaser can establish are defective by reason of defective workmanship or materials and which are returned to the Seller carriage paid within 3 months of the date of receipt by the Purchaser. This warranty is non-transferable or assignable by Purchaser.

(2) Except as provided above, Seller makes no representations or warranties, express or implied, including any warranty of merchantability, fitness for a particular or special purpose, use in connection with any equipment or non-infringement.

(3) To the fullest extent permitted by law, the Seller hereby excludes liability in tort to the Purchaser or to any third party. The Purchaser hereby represents that it is a competent user of the class of goods to be supplied hereunder, that it has satisfied or is able to satisfy itself that the goods are safe to use, that it will institute a safe system of working for the use of goods, and that it will only use the goods strictly in accordance with the instructions and advice of the Seller. The Purchaser shall indemnify the Seller against any claim by any third party that that third party (or any fourth party on whose behalf the third party is acting) has suffered any loss, damage, personal injury or death by reason of or resulting from any negligence by the Seller or any defect in the design, specification or manufacture of the goods.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(4) The Seller shall not in any event be liable for any special, punitive, consequential or incidental damages, including loss of profit, loss of revenue or other financial losses whenever and however caused or arising in respect of goods supplied by the Seller. Subject to the previous paragraph and Sub- Clause (1) above, the Seller’s aggregate liability for any loss or damage whatsoever shall be limited to the payment by the Seller of a sum not exceeding £5,000 or twice the price of the goods in respect of which liability arose, whichever shall be the greater. This limitation of the Seller’s liability shall apply whether such damage or loss shall arise from any breach of this contract or from any breach of any condition or warranty implied by law or custom, or from misrepresentation by or the negligence of the Seller, its employees or agents.

7. Purchaser’s Duty to Take Care

(1) The goods may be dangerous if not properly used or stored and the appropriate precautions taken. The Purchaser accordingly agrees that it shall take all such steps as are reasonably practicable or usual to eliminate or reduce any risk to health and or safety to which use of the goods may give rise.

(2) The Purchaser shall indemnify the Seller against any claim, proceedings, costs, loss, damage or liability suffered by the Seller as a result of any failure by the Purchaser, or any other person in control of the goods, to take such steps or ensure compliance with the duties referred to in (1) above.

8. Patents, Designs and Technical Information

(1) The Purchaser shall not use or deal with the goods or the Seller’s catalogues, brochures, leaflets or lists so as to infringe, interfere with or weaken any rights of the Seller or any manufacturer of the goods under or in respect of any patents, processes, proprietary information, trademarks, registered designs, logos, artwork or copyright for or in connection with the goods. The Seller shall have no liability for the infringement of any rights of any third party arising from the use of the goods in combination with other goods, trademarks or processes not supplied by the Seller.

9. Title and Risk of Loss.

Title and the risk of loss shall pass to the Buyer upon delivery. Customary delivery is Ex Works Seller’s facility in Abingdon, UK, regardless of any provision for payment of freight or insurance, or selection of carrier by the Seller, or the form of shipping documents. Notwithstanding the foregoing, Seller shall retain a purchase money security interest in the goods until payment is received in full.

10. Termination and Suspension

(1) The Seller shall have the right, without prejudice to its other rights, to cancel or suspend the performance of the contract or any part thereof should the Purchaser be in default of any of its obligations under the contract or should there be any amounts due and unpaid by the Purchaser to the Seller whether in respect of the Purchaser’s obligations under the contract or any other contract.

(2) If the Seller is at any time unable to perform its obligations for any circumstances beyond its control (as hereinafter defined) it shall be entitled, on notice to the Purchaser given within reasonable time, either to terminate or suspend the contract or any part of it without incurring any liability whatsoever to the Purchaser. Without limitation, circumstances beyond the Seller’s control shall include, war, civil commotion or insurrection, strikes, lockouts or other labour or industrial disputes, legislation whether by statute, regulation, instrument or order, earthquake, fire, flooding, tempest or abnormal weather conditions, breakdown or interruption of or disruption in supplies, plant, machinery or equipment or transport and all other occurrences or circumstances which prevent, hinder or delay the Seller’s performance of the contract.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11. Proper Law

This contract shall be governed by and construed according to English Law.

The Materials and Articles in Contact with Food Regulations 1978

The items listed in this catalogue are intended for laboratory use only and are not intended to come into contact with food or drink for human consumption, or for use as drugs for humans, unless otherwise clearly stated.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 5

Intentionally Omitted

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 6

means the following specification:

The T-SPOT®.TB assay is an in vitro diagnostic test for the detection of effector T cells that respond to stimulation by Mycobacterium tuberculosis antigens and is intended for use as an aid in the diagnosis of tuberculosis infection. The T-SPOT.TB assay is a simplified ELISPOT method which enumerates individual TB-specific activated effector T cells.

Each Kit provides for 24 tests.

T-SPOT.TB test Kit contains:

1.	1 microtitre plate: 96 wells, supplied as:

(i)	in the case of T-SPOT.TB 8, 12 x 8-well strips in a frame, or

(ii)	in the case of T-SPOT.TB 96, a solid 96-well plate,

in each case coated with a mouse monoclonal antibody to the cytokine interferon gamma (IFN-g).

2.	2 vials Panel A: contains ESAT-6 antigens, bovine serum albumin and antimicrobial agents.

3.	2 vials Panel B: contains CFP-I 0 antigens, bovine serum albumin and antimicrobial agents.

4.	2 vials Positive Control: contains phytohaemagglutinin (PHA), for use as a cell functionality control, bovine serum albumin and antimicrobial agents.

5.	1 vial 200x concentrated Conjugate Reagent: mouse monoclonal antibody to the cytokine (IFN- g) conjugated to alkaline phosphatase.

6.	1 bottle Substrate Solution: ready to use BCIP/NBTplus solution.

7.	Package Insert containing the instructions for use, as a micro-cd or paper insert.

Storage

Store all components of the Kit at 2-8°C.

Avoid prolonged exposure of the Substrate Solution to light.

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